Exhibit 10.1
FIRST AMENDMENT TO SECOND AMENDED
AND RESTATED LEASE AGREEMENT NO. 4
This is a First Amendment to Second Amended and Restated Lease Agreement No. 4 dated as of March 9, 2021 (this “First Amendment”) by and between HPT TA Properties Trust, a Maryland real estate investment trust and HPT TA Properties LLC, a Maryland limited liability company (collectively, “Landlord”) and TA Operating LLC, a Delaware limited liability company (“Tenant”).
WHEREAS, Landlord and Tenant entered into a Second Amended and Restated Lease Agreement No. 4 as of October 14, 2019 (the “Lease”); and
WHEREAS, to induce Landlord to enter into the Lease, TravelCenters of America Inc., a Maryland corporation (“Guarantor”) executed and delivered to Landlord an Amended and Restated Guaranty Agreement dated contemporaneously with the Lease (“Guaranty”); and in order to induce Landlord to enter into this First Amendment, Guarantor is herewith joining in this First Amendment to affirm that the Guaranteed Obligations shall include all obligations of Tenant under the Lease as amended by this First Amendment; and
WHEREAS, pursuant to the Lease, Landlord and Tenant have specific obligations with respect to a Ground Lease for the Willington Travel Center; and
WHEREAS, the terms of the Ground Lease for the Willington Travel Center have been amended as to periods from and after October 1, 2021, and Landlord and Tenant wish to amend the Lease to reflect such amendment.
NOW, THEREFORE, in consideration of the foregoing, Landlord and Tenant agree as follows:
1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them by the Lease or Guaranty, as applicable.
2.Lease Amendment. With respect to periods through September 30, 2021, Landlord and Tenant shall comply with their respective obligations relating to the Willington Travel Center as provided in Section 4.4 of the Lease even if action is required by a party thereafter but is attributable to events arising prior to October 1, 2021 (“Prior Activity”); after such date reference in the Lease to Willington Rent or the Willington Travel Center shall be deleted except insofar as apply to Prior Activity; and except for obligations under Section 4.4 of the Lease attributable to Prior Activity, Section 4.4 of the Lease shall be deleted and the following inserted in place thereof:
4.4    Ground Leases. Tenant shall pay and perform all of Landlord’s obligations as tenant under the Ground Leases. If Landlord has the right, under the provisions of any of the Ground Leases, to elect to renew or extend the term of such Ground Leases or to purchase the ground leased property, Tenant shall so notify Landlord at least one hundred eighty (180) days (but no more than one (1) year) prior to the expiration of the period
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within which Landlord is obligated to notify the landlord under such Ground Leases of its election to renew, extend or purchase, as the case may be. Such notice from Tenant shall contain all of the relevant facts about the impending election to renew, extend or purchase, including, as applicable, the length of the period of renewal, the rental rate and/or the purchase price. In the event of the expiration or termination of any Ground Lease, this Agreement shall terminate with respect to such Property as of the date of such expiration or termination; provided, however, in such event, there shall be no reduction in the Minimum Rent. Landlord shall provide Tenant copies of notices received by Landlord from the lessor under any Ground Lease.
3.Ratification. Except as hereinabove amended, Landlord and Tenant hereby ratify and affirm the Lease.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment, and Guarantor has joined in the execution hereof for the purpose stated above, under seal as of the date first set forth above.

LANDLORD:

HPT TA Properties Trust

By:
Brian Donley
Treasurer and Chief Financial Officer

HPT TA Properties LLC

By:
Brian Donley
Treasurer and Chief Financial Officer

TENANT:

TA Operating LLC

By:
Mark R. Young
Executive Vice President

GUARANTOR:

TravelCenters of America Inc.

By:
Mark R. Young
Executive Vice President

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